Exhibit 5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of February 19, 2008, by and among TPG Izumi AIV 1, L.P., a Delaware limited partnership, TPG Izumi AIV 6, L.P., a Delaware limited partnership, TPG Izumi, L.P., a Cayman Islands limited partnership (collectively, the “Assignees”) and TPG Vision Upper I, Ltd., a Cayman Islands limited liability company (“Vision”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement, by and between NIS Group Co., Ltd. (“Issuer”) and Vision, dated December 10, 2007, as amended (the “Investment Agreement”).

WHEREAS, Vision and the Assignees desire that, pursuant to the terms and conditions of this Agreement, Vision assign and transfer to the Assignees all of its rights and obligations under the Investment Agreement and the Warrant Rights Agreement, by and between Issuer and Vision, dated February 18, 2008 (the “Warrant Rights Agreement”) upon the terms and conditions set forth herein;

WHEREAS, the Assignees are willing to assume Vision’s obligations under the Investment Agreement and the Warrant Rights Agreement upon the terms and conditions set forth herein; and

WHEREAS, each of the Assignees are Affiliates of Vision, and therefore permitted assignees of the rights and obligations under the Investment Agreement, pursuant to Section 11.3 thereto, and permitted assignees of the rights and obligations of the Warrant Rights Agreement, pursuant to Section 3.6 thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

Section 1. Assignment. Vision hereby assigns and transfers its rights and obligations under the Investment Agreement and the Warrant Rights Agreement to the Assignees, pro rata in the percentages set forth opposite each Assignee’s name in Schedule I hereto.

Section 2. Assumption of Obligations. Each Assignee hereby accepts the rights and assumes the obligations of Vision under the Investment Agreement and the Warrant Rights Agreement, pro rata in the percentages set forth opposite such Assignee’s name in Schedule I hereto.

Section 3. No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and assigns, it being the intent of the parties not to create any third party beneficiaries other than Issuer.

Section 4. Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto related to the subject matter hereof and may not be amended or modified except by written amendment executed by each of the parties.

Section 5. Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of New York.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TPG VISION UPPER I, LTD.

By:	_________________________________
Name:
Title:

TPG IZUMI AIV 1, L.P.

By:	TPG ASIA GENPAR V, L.P.
Its General Partner

By:	TPG ASIA ADVISORS V, INC.

By:	_________________________________
Name:
Title:

TPG IZUMI AIV 6, L.P.

By:	NEWBRIDGE ASIA GENPAR IV, L.P.
Its General Partner

By:	NEWBRIDGE ASIA ADVISORS IV, INC.

By:	_________________________________
Name:
Title:

TPG IZUMI, L.P.

By:	TPG ASIA GENPAR V, L.P.
Its General Partner

By:	TPG ASIA ADVISORS V, INC..

By:	_________________________________
Name:
Title:

[Assignment and Assumption– Investment Agreement]

Schedule I

Assignee	Percentage

TPG Izumi AIV 1, L.P.	5.64%

TPG Izumi AIV 6, L.P.	20.48%

TPG Izumi, L.P.	73.88%